                                     EXHIBIT 10.8


                                     MINING LEASE


    THIS MINING LEASE made and entered into this 15th day of October, 1973, by and between TINTIC URANIUM COMPANY, a Utah corporation, having its principal office at 1112 Walker Bank Building, Salt Lake City, Utah (hereinafter referred to as "Lessor") and CENTENNIAL DEVELOPMENT COMPANY, a Utah corporation, whose principal office and place of business is located at 34 Century Park-Way, Salt Lake City, Utah (hereinafter referred to as "Lessee"),

                           W I T N E S S E T H :

    1. LEASED PREMISES AND TERM. Lessor, in consideration of the royalties hereinafter reserved and the performance of the duties and agreements hereinafter expressed, does hereby lease to Lessee the mineral rights, exclusive of oil and gas, and such surface rights as Lessor owns, to the following described lands located in San Juan County, State of Utah, to wit:

         Lots One, Two, Three and Four of Section 1, in Township 31 South, of Range 25 East, of the Salt Lake Meridian.

which mineral rights and such surface rights are hereinafter referred to as the "Leased Premises". It is the responsibility of the Lessee to obtain from the surface owners, permission for surface use not clearly granted to Lessor. Documents establishing Lessor's rights in the Leased Premises are attached hereto and by reference are made a part hereof, to wit:

              1. Conveyance and Agreement dated April 3, 1954, between G. 0. Patterson and Edna L. Patterson, and T-U Uranium Company.

              2. Agreement dated April 3, 1954, between G. 0. Patterson and Edna L. Patterson and T-U Uranium Company.

              3. Conveyance, dated January 10, 1955, by T-U Uranium Company to Tintic Uranium Company.

              4. Letter of opinion, dated October 28, 1959, by Ray, Rawlings, Jones & Henderson to Tintic Uranium Company.

    TO HAVE AND TO HOLD the Leased Premises unto the Lessee for mining purposes, including prospecting, development, mining, extraction, benefication, milling, processing, removal and sale of ores, metals and other materials of commercial value, except oil and gas, and for all uses reasonably incidental thereto, for a term commencing on the date hereof for a period of ten (10) years, with the right of renewal for like TERMS THEREAFTER, upon written notice to Lessor 90 days before the lease expiration date, as long as minimum work requirements or better or minimum royalties or better, as specified below are satisfied.

    2. WORK REQUIREMENTS AND MINIMUM ROYALTIES. Lessee shall have two (2) years from the date hereof to enter upon the Leased Premises to explore, drill, conduct geological, geophysical and geochemical surveys, and otherwise investigate the property, with the requirement that at least $12,000.00 be expended on such work during the two-year period.

    Thereafter, Lessee shall continue diligently to explore, develop and mine the Leased Premises, with an annual minimum expenditure of $3,000.00. Expenditures to be credited against minimum work requirements shall include all expenditures made by Lessee in connection with any and all investigations, exploration, development, mining, extraction, benefication, milling, processing, removal and sale of ores, metals-minerals and other materials within and from the Leased Premises, except royalties paid to Lessor, income and franchise taxes, home office expenses and supervisory salaries not directly related to operations on the Leased Premises, the acquisition costs of depreciable items and allowance for depletion.

    Beginning with the third year of the lease, Lessee shall pay a minimum royalty of $250.00 per month. At the option of the Lessee, the minimum royalty may be paid in an annual sum at the end of said lease year. Minimum royalties paid shall be applied as a credit against actual royalties becoming due and payable under this lease.

    3. ROYALTIES. Lessor reserves to itself a royalty of six percent (6%) of net smelter returns for all minerals, exclusive of uranium ores, thorium ores and other ores containing fissionable materials, in recoverable amounts of 0.01% or more.

    For the purposes of computation of the royalty hereunder, "net smelter returns" shall mean all sums received by Lessee for ores or other products from the Leased Premises, less all transportation and treatment charges not deducted by the purchaser. In the event that the mill or smelter to which such ores or products are delivered is owned, operated or controlled by Lessee or its assigns, the charges of such mill or smelter shall not be greater than those of comparable mills or smelters for milling or smelting similar materials. Haulage from the mine to the mill site is to be part of the mining cost and not part of the transportation cost.

    The term "net smelter return per ton", as used in this lease, shall mean, as to any shipment, the net smelter return for that shipment divided by the number of dry tons of ore in the shipment or the number of tons of ore yielding the concentrate in that shipment.

    On uranium ores, thorium ores, and ores containing fissionable materials, Lessee shall pay a twenty-five percent (25%) royalty or a twenty-five percent (25%)
net profit, as the case may be, from such ores sold or marketed, to the Grantors or their assigns of the Conveyance and Agreement dated April 3, 1954, and the Agreement dated April 3, 1954, copies of both of which are attached hereto and by reference made a part hereof. A six percent (6%) royalty shall be paid to Lessor on the proceeds from the sale of uranium ore, thorium ore, and ores containing fissionable materials, containing a recoverable 0.01% or more of U3O8 or other fissionable materials, free of all development, mining and operating costs.

    4. ORES FROM THE LEASED PREMISES. Ores from the Leased Premises shall not be co-mingled with ores from other operations without permission of Lessor. Engineering, sampling and assaying procedures used in the determination of grades and tonnages shall be established by agreement between Lessor and Lessee.

    5. PAYMENT OF AND REPORTS RELATING TO ROYALTIES. Before the end of each month following a month in which any net smelter returns or other proceeds have been received, or as soon thereafter as possible, Lessee shall pay the royalties due hereunder and furnish to Lessor a report of the net smelter returns or other proceeds received, which report shall be accompanied by copies of the mill or smelter settlement sheets.

    6. REPORTS TO LESSOR. Lessee shall furnish to Lessor within thirty (30) days after the end of each calendar quarter, while this lease is in force:

              a. A report describing Lessee's operations or activities on the Leased Premises for the quarterly period.

              b. Copies of the results of geological, geophysical and geochemical surveys including maps, drill logs, and assays pertaining thereto.

              c. Copies of mine maps showing the current status of mine workings on the Leased Premises.

              d. In all drilling and sampling on the Leased Premises, the Lessee shall check for the presence and content of uranium, vanadium, thorium, and other fissionable materials, regardless of whether or not such material is mined and sold. Assay and sampling data on these materials shall be included in the quarterly reports.

    7. INSPECTION BY LESSOR. Lessee shall permit duly authorized representatives of Lessor at all reasonable times to enter into the workings in the Leased Premises for the purpose of examining, inspecting, surveying or taking such samples as such representatives may desire and for the purpose of ascertaining whether the terms and conditions of this lease are being performed by Lessee. Lessee's agent may accompany such representative of Lessor, but such representative shall enter upon the premises at his own risk. Lessor or its representatives authorized in writing, shall at all reasonable times have access to all records as will show compliance on the part of Lessee with the provisions of this Lease.

    8. LESSEE - INDEPENDENT OPERATOR. The Lessee hereunder is an independent operator and all partners and employees of the Lessee, whether on a wage or profit sharing basis, shall be selected, controlled and paid by the Lessee and Lessee shall, at Lessee's expense, carry workmen's compensation insurance and occupational disease compensation insurance covering all of Lessee's employees, and Lessee shall pay any taxes required and/or make any deductions required under the Federal Social Security Act and/or the Utah Employment Security Act for which Lessee may become obligated and shall comply with all Utah laws, rules and regulations or any governmental authority affecting Lessee's operations on the Leased Premises and shall furnish to Lessor evidence of such compliance.

    9. INSURANCE. Lessee will maintain public liability and property damage insurance, with an endorsement in favor of Lessor, covering the working of the said premises with limits of not less than $100,000 as to any claim of any one person, not less than $300,000 for total claims for any one occurrence and not less than $25,000 for property damage.

    10. POSTING ON LEASED PREMISES. The Lessee shall forthwith post and thereafter keep posted in conspicuous places on the Leased Premises as many written notices as may be necessary to adequately notify all persons who may come within or upon the Leased Premises that the same are held by Lessee under lease from Lessor and that Lessee, and not Lessor, is liable for the payment of all labor performed and supplies and/or materials furnished to or used by Lessee in and upon the Leased Premises, and that Lessee, and not Lessor, shall be responsible for all debts and expenses incurred in mining operations in or upon the Leased Premises.

    11. INDEMNITY. The Lessee shall hold Lessor harmless and fully indemnify Lessor against all claims and demands of every kind and nature which may be made upon Lessor or against the above described premises for or on account of any debts or expenses contracted or incurred by the Lessee, as well as from and against all acts, transactions or omissions by Lessee, his agents and servants, including claims, demands, causes of action, costs and expenses arising during the continuance of the agreement from or on account of injury to any person, whether occasioned by any unsafe or dangerous condition of any part of the above described premises or any workings thereon or therein by Lessee, or otherwise, and to defend Lessor at Lessee's own cost and expense from any such liability or asserted liability.

    12. LEASE NOT TO BE ASSIGNED OR SUBLET. The Lessee shall not assign or sublet this lease or any interest therein, or the premises affected thereby, or any portion thereof, without the written consent of the Lessor, which consent shall not unreasonably be withheld, nor allow any person not in privity with the parties hereto to take or hold said premises, or any part thereof, under any pretense whatsoever.

    13. PROPER OPERATIONS REQUIRED. Lessee shall conduct all operations and work on the Leased Premises in good miner-like fashion and in such a manner as to develop the premises for the realization of the maximum economical return therefrom and shall comply with all of the applicable mining laws and regulations of federal, state and local authorities.

    14.  TAX PAYMENTS.

         a. Lessor's Taxes. Lessor shall pay all Federal, state and county taxes of any kind assessed against it on account of the receipt of royalties paid to it by Lessee hereunder.

         b. Personal Property Tax. Lessee shall pay all state and county taxes assessed to it or to Lessor upon any improvements, machinery, equipment, tools, supplies and other property placed in or upon the Leased Premises by Lessee.

         c. Property Tax. Lessee shall pay all state and county property tax assessments upon the Leased Premises, except as provided in Paragraph 13e hereof.

         d. Severence Tax. "Severence" or "Production" taxes, if any, shall be prorated among and shall be paid by Lessee and Lessor in proportion to their respective participation in the proceeds thereof. The words "severence" or "production" taxes, as used herein, shall not be construed as including the tax referred to in Paragraph 13e or any tax resulting from a valuation based upon "net annual proceeds", nor the "mining occupation tax" referred to in Paragraph 13f.

         e. Net Proceeds Tax. Taxes resulting from assessed valuation of the Leased Premises based upon "net annual proceeds", as provided in Section 59-5-57, U.C.A. 1953, as amended, or any valuation method which may be substituted therefor, shall, except as otherwise provided in this paragraph, be prorated among and be paid by Lessee and Lessor in proportion to their respective participation in such "net annual proceeds".

         If for any calendar year after the termination of this lease (including the calendar year during which the lease is terminated) the assessed valuation of the Leased Premises based upon "net annual proceeds", shall exceed the assessed valuation which would otherwise have resulted but for "net annual proceeds" from Lessee's operations conducted upon this lease, then notwithstanding the termination of this lease, any additional taxes which result from such difference (increase) in assessed valuation shall be prorated among and shall be paid by Lessee and Lessor in proportion to their respective participation in such "net annual proceeds" which resulted in such increased valuation.

         f. Mining Occupation Tax. Lessee shall be solely responsible for and agrees to pay any operations conducted under this lease.

    15. TERMINATION BY LESSOR FOR CAUSE. If there shall be a violation by Lessee of any covenant or agreement herein contained, and Lessor shall send by registered mail to Lessee written notice specifying such violation and demanding possession of the premises covered by the Lease, and if at the expiration of 90 days after the date of mailing said notice of demand, the violation still continues, the term of this lease shall then at the option of Lessor terminate and expire and the leasehold rights of Lessee in the Leased Premises shall become forfeited, and this agreement shall be terminated in its entirety; and without further demand or notice, Lessor, by its agents or attorneys, may enter upon and into the Leased Premises and dispossess all persons occupying the same, with or without force, and with or without process of law, or at Lessor's option, Lessee and all persons found in occupation of such leased premises may be proceeded against as guilty of unlawful detainer. Failure of Lessor to exercise for any length of time any right of forfeiture for such cause shall in no event operate as a waiver of such right of forfeiture for such cause still continuing, or for any reoccurrence thereof or for any different cause.

    16. SURRENDER OF PREMISES ON TERMINATION. Lessee will deliver to Lessor the premises leased herein, with the appurtenances and improvements, in good order and condition, reasonable wear and tear and damage by natural causes and the mining operations herein authorized except, without demand or further notice, on the last day of the term hereof, or of any extended term, or at any time previous upon termination hereof, provided however:

         a. BROKEN ORES. That all broken ores on or in the leased premises not shipped prior to such expiration or earlier termination may be removed by Lessee within 90 days after termination and accounted for as herein provided as if shipped and sold prior to termination, but if not so removed within said 90-day period such ores shall become the property of Lessor.

         b. TRACK, PIPE, ETC. All tracks, pipe and ventilating tubing on or in the leased premises shall remain in place at the termination of the lease and become the property of Lessor.

         c. REMOVAL OF EQUIPMENT. Upon termination of this lease and agreement, Lessee shall have the right, within 120 days from the date of such termination, to remove from the Leased Premises and sell sufficient fixtures and equipment (other than track, pipe and ventilating tubing) constructed or installed by it either on the surface or underground and not necessary for access to shafts, main levels and adits and main haulageways as will fully reimburse it for any undepreciated portion of the cost of such fixtures and equipment, provided that Lessor shall have the option to purchase, at as favorable a price and upon as favorable terms as can be obtained by Lessee from any other person, by giving Lessee written notice of its election to purchase such fixtures or equipment within 30 days after the date of such termination. All such fixtures and equipment not required to be disposed of to so reimburse Lessee and any such equipment remaining on the Leased Premises 120 days after the date of termination of the lease shall become the property of Lessor.

    17. DELAY DUE TO CAUSES BEYOND CONTROL OF LESSEE. If Lessee shall be delayed, or interrupted in, or prevented from, performing its obligations as herein provided, by acts of God, fires, floods, strikes, insurrection or mob violence, injunction, regulations or orders or requirements of government, then and in all such cases Lessee shall for the time being, and without liability, be excused from performance of its obligations as herein provided, for the period of such prevention, delay or interruption; and all provisions of this lease and agreement shall again come into full force and effect immediately upon the termination of the period of prevention, delay or disability resulting from any of the causes aforesaid.

    18. TERMINATION BY LESSEE. Notwithstanding anything herein to the contrary, continuance of this lease and agreement shall be optional with Lessee, and no penalty shall accrue or be asserted against Lessee by reason of termination by Lessee or for failure thereafter to perform any of the conditions, terms and agreements hereof; and Lessee may terminate this lease and agreement at any time upon giving to Lessor 60 days written notice of intention to terminate. Thereupon any liability of Lessee hereunder shall immediately cease and terminate, except liability on account of any obligation arising out of its operations in the Leased Premises incurred and owing at the time of such termination.

    19. MANNER OF GIVING NOTICE. Any written notice or other writing contemplated herein shall be sufficiently served when the same has been deposited in the United States Mail, postage prepaid, registered and addressed as follows:

    To Lessor:     Tintic Uranium Company
                   1112 Walker Bank Building
                   Salt Lake City, Utah 84111

    To Lessee:     Centennial Development Company
                   34 Century Park-Way
                   Salt Lake City, Utah

or to such other addresses as Lessee and Lessor or either of them may from time to time designate in writing.

    This lease and agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, legal representatives, successors and assigns of the respective parties.

    IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed by their respective corporate officers thereunto duly authorized and their corporate seals to be hereunto affixed, duly attested, all as of the day and year first hereinabove written.

                                       TINTIC URANIUM COMPANY

ATTEST:

[SEAL]
                                       By  ILLEGIBLE

ILLEGIBLE                                 --------------------------------
------------------------------            Its President
Secretary
                                                                LESSOR


                                       CENTENNIAL DEVELOPMENT COMPANY
ATTEST

[SEAL]

                                       By  ILLEGIBLE
ILLEGIBLE                                 --------------------------------
------------------------------            Its Chairman
Secretary

                                                                LESSEE

STATE OF UTAH       )
                    ) ss.
COUNTY OF SALT LAKE )


         On the 15th day of October, 1973, personally appeared before me H. E. Raddatz who being by me duly sworn did say that he is the president of Tintic Uranium Company, and that said instrument was signed in behalf of said corporation by authority of a resolution of its Board of Directors, and said H.
E. Raddatz duly acknowledged to me that said corporation executed the same.



                                            /s/ [ILLEGIBLE]
                                            ---------------------------------
                                            NOTARY PUBLIC
                                            Residing at  Salt Lake City, Utah


[SEAL]

My Commission Expires:


/s/ [ILLEGIBLE]
------------------------------







STATE OF UTAH       )
                    ) ss.
COUNTY OF SALT LAKE )

         On the 15th day of October, 1973, personally appeared before me J.
C. Bennett who being by me duly sworn did say that he is the Chairman of Centennial Development Company, and that said instrument was signed in behalf of said corporation by authority of a resolution of its Board of Directors, and said J. C. Bennett duly acknowledged to me that said corporation executed the same.

                                            Portia Williams
                                            ---------------------------------
                                            NOTARY PUBLIC
                                            Residing at Salt Lake City, Utah


My Commission Expires:

January 19, 1976
------------------------------

RATIFICATION AND AMENDMENT


This Ratification and Amendment is made effective this 5 day of January 1993 by and between Tintic Uranium Company, a Utah corporation (hereinafter referred to as "Lessor") and MLP Associates, a Colorado limited partnership (hereinafter referred to as "MLP").

RECITALS

Lessor and Centennial Development Company, a Utah corporation, entered into a mining lease, (hereafter referred to as "Lease") dated effective the 15th day of October 1973 covering lands located in Township 31 South, Range 25 East, SLM and described as Lots 1, 2, 3 and 4 of Section 1 (hereinafter referred to as the "Premises") which Lease is of record in Book 515, Page 220-228 in the records of San Juan County, Utah.

The Lease and all rights and privileges thereunder are currently held under an option agreement between Lisbon Copper Ltd and MLP which agreement is dated April 20, 1988 and recorded in Book 701, Page 720 in the records of San Juan County, Utah.

Lessor and MLP desire to adopt, ratify and confirm the Lease and to further amend the terms as set forth in this Ratification and Amendment.

Lessor hereby ratifies the Lease, any and all amendments, assignments, subleases or any other transfer of interest of any nature whatsoever occurring between October 15, 1973 and the date of this agreement (of record or not of record) and confirms that all requirements of the Lease, including but not limited to, payments, royalties, work requirements and approvals have been complied with and satisfied as of the date of this Ratification and Amendment.

In consideration of the payments, obligations and mutual agreements set forth herein, Lessor and MLP agree as follows:



1. The annual minimum royalty referenced in Section 2, as amended by letter dated June 10, 1982 shall be increased from $300.00 per year to $1,000.00 per year which payment shall be due on the anniversary of the effective date of the Lease. MLP further agrees to pay Lessor the royalty increase of $700.00 retroactive to the October 15, 1992 anniversary date.

2. The annual work requirement of $3,000.00 referenced in Section 2 is hereby deleted in its entirety.


3. The net smelter return royalty of 6% for all minerals exclusive of uranium ores, thorium ores and other ores containing fissionable materials referenced in Section

    3 shall be reduced to 3%. The royalty applicable to fissionable ores will remain unchanged.

Except to the extent specifically amended in this Ratification and Amendment, the Lease is and shall remain in full force and effect in accordance with its terms.


LESSOR TINTIC URANIUM CO.                   MLP

/s/ Thomas A. Henry                              ILLEGIBLE
------------------------------              ------------------------------
BY: Thomas A. Henry, JR.                         BY:
    President

STATE OF CALIFORNIA    )
                   :SS.
County of SAN DIEGO    )


         On this 7 day of December, 1992, personally appeared before me Thomas
A. Henry JR., signer of the foregoing instrument who acknowledges to me he has executed same in behalf of the Tintic Uranium Company.



                                             /s/ Alison D. Marquardt
[SEAL]                                      ------------------------------
                                            Notary Public

                                            Residing at San Diego, CA

My Commission Expires: 9/23/94
                     ----------

STATE OF ARIZONA    )
              : SS.
County of Maracopa  )

              On this 5th day of January, 1993 personally appeared before me Charles E. Carlson, one of the signers of the foregoing instrument, who duly acknowledged to me that he executed the same on behalf of MLP Associates, A Colorado Limited Partnership.

                                             /s/ Sara J. Briggs
[SEAL]                                      ------------------------------
                                            Notary Public


                                            Residing at 12221 N. Tatum
                                                        Phoenix, AZ 85032

My Commission Expires: Nov. 23, 1994
                       -------------